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                                                                     EXHIBIT 5.1

                  EFFECTIVE DATE OF THE REGISTRATION STATEMENT

Firstar Corporation
777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202

Ladies and Gentlemen:

     I am Senior Vice President, General Counsel and Secretary of Firstar Corporation (the "Corporation") and, as such, I have acted as counsel for the Corporation in the preparation of a Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, (the "Securities Act") in connection with the proposed offer and sale of the following securities (the "Securities") of the Corporation having an aggregate initial public offering price of up to $1,000,000,000: (i) senior debt securities (the "Senior Debt Securities"), (ii) subordinated debt securities (the "Subordinated Debt Securities," and together with the Senior Debt Securities, the "Debt Securities"), (iii) preferred stock and preference stock, par value $1.00 per share (the "Preferred Stock"), of the Corporation, interests in which may be evidenced by appropriately prepared depositary shares (the "Depositary Shares"),
(iv) common stock, par value $.01 per share, (the "Common Stock") of the Corporation issuable upon conversion of Debt Securities, Preferred Stock, or Depositary Shares, or upon exercise of warrants, and (v) appropriately prepared warrants to purchase Debt Securities, Preferred Stock, or Common Stock (collectively, the "Warrants"). The Securities may be offered separately or as part of units with other Securities, in separate series, in amounts, at prices, and on terms to be set forth in the prospectus and one or more supplements to the prospectus (collectively, the "Prospectus") constituting a part of the Registration Statement, and in the Registration Statement.

     The Senior Debt Securities are to be issued under an indenture in the form filed as Exhibit 4.1 to the Registration Statement, with appropriate insertions, (the "Senior Indenture") to be entered into by the Corporation and a trustee or trustees to be named by the Corporation. The Subordinated Debt Securities are to be issued under an indenture in the form filed as Exhibit 4.5 to the Registration Statement, with appropriate insertions, (the "Subordinated Indenture") to be entered into by the Corporation and a trustee or trustees to be named by the Corporation. The Depositary Shares are to be issued under a deposit agreement in the form filed as Exhibit 4.13 to the Registration Statement, with appropriate insertions, (the "Deposit Agreement") to be entered into by the Corporation, a depositary to be named by the Corporation, and the holders from time to time of depositary receipts evidencing Depositary Shares. The Common Stock and the Preferred Stock are to be issued under the Certificate of Incorporation. The Warrants are to be issued under warrant agreements in the forms filed as Exhibits 4.15 to 4.18 to the Registration Statement, with appropriate insertions, (the "Warrant Agreements") to be entered into by the Corporation and warrant agents to be named by the Corporation.

     Certain terms of the Securities to be issued by the Corporation from time to time will be approved by the Board of Directors of the Corporation or a committee thereof or certain authorized officers of the Corporation as part of the corporate action taken and to be taken (the "Corporate Proceedings") in connection with issuance of the Securities. I have examined or am otherwise familiar with the Certificate of Incorporation, the By-Laws of the Corporation, as amended, the Registration Statement, such of the Corporation Proceedings as have occurred as of the date hereof, and such other documents, records, and instruments as I have deemed necessary or appropriate for the purpose of this opinion.

     Based on the foregoing, I am of the opinion that: (i) upon the execution and delivery by the Corporation of the Senior Indenture or the Subordinated Indenture, as the case may be, and the execution and delivery of the Deposit Agreement, and the applicable Warrant Agreement, the completion of all required Corporate Proceedings, and the execution, issuance, and delivery, and the authentication by a duly appointed authenticating agent, of the Senior Debt Securities and Subordinated Debt Securities, the Depositary Shares, and the Warrants, respectively, pursuant to such agreements, such Senior Indenture,
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Subordinated Indenture, Deposit Agreement, or Warrant Agreement, as the case may be, will become valid and binding instruments, and any Debt Securities issuable thereunder will be legal, valid, and binding obligations of the Corporation except in each case as enforcement of provisions of such instruments and agreements may be limited by bankruptcy or other laws of general application affecting the enforcement of creditors' rights and by general equity principles, and any Depositary Shares, Warrants, or Preferred Stock (assuming completion of the actions referred to in clause (ii) below) or Common Stock (assuming completion of the actions referred to in clause (iii) below) issuable thereunder will be duly and validly authorized and issued, fully paid, and nonassessable;
(ii) upon the authorization of issuance of the Preferred Stock, completion of all required Corporate Proceedings and the execution, issuance, and delivery of the Preferred Stock pursuant to such Certificate of Designations, the Preferred Stock will be duly and validly authorized and issued, fully paid, and nonassessable; and (iii) upon the authorization and issuance of the Common
Stock, the completion of all required Corporate Proceedings, and the execution, issuance, and delivery of the Common Stock, the Common Stock will be duly and validly authorized and issued, fully paid, and nonassessable. The foregoing opinion assumes that (i) the consideration designated in the applicable
Corporate Proceedings for any Preferred Stock or Common Stock shall have been received by the Corporation in accordance with applicable law; (ii) the Senior Indenture, the Subordinated Indenture, the Deposit Agreement, and any Warrant Agreement shall have been duly authorized, executed, and delivered by all parties thereto other than the Corporation; (iii) the Registration Statement shall have become effective under the Securities Act, and (iv) the applicable Senior Indenture or Subordinated Indenture shall have become duly qualified under the Trust Indenture Act of 1939, as amended.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to being named in the Prospectus included therein under the caption "Validity of Securities" with respect to the matters stated herein.

                                          Very truly yours,

                                          /s/ JENNIE P. CARLSON
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                                          Jennie P. Carlson